                                                                 EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
- -----------------------------

We consent to the incorporation by reference in this Registration Statement of Healthsource, Inc. and Subsidiaries on Form S-3 of our report dated February
16, 1996, appearing in the Annual Report on Form 10-K of Healthsource, Inc., and Subsidiaries for the year ended December 31, 1995.


Deloitte & Touche LLP


Boston, Massachusetts
June 4, 1996